GATELY & ASSOCIATES, LLC                             1248 Woodridge Court
-----------------------------                        Altamonte Springs, FL 32714
Certified Public Accountants                         Telephone:     407-341-6942
                                                     Telefax:       407-540-9612


October 12, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Form 8-K dated October 12, 2004, of Anmore, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


Very truly yours,

/s/ Gately & Associates, LLC